UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9502

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 13, 2009, the Compensation Committee of A. O. Smith Corporation (the “Company”) approved the Company’s Senior Leadership Severance Plan (the “Plan”). The Compensation Committee put the Plan in place, with the assistance of a retained consultant, to provide a severance plan that is consistent with market practice, ensures consistent treatment of Company executives, aligns the interests of executives and shareholders, and assists in the retention of Company executives. The Plan provides severance benefits to certain members of senior management of the Company (including certain of its affiliates) upon certain qualifying terminations of employment from the Company or an affiliate and provides for vesting of certain equity awards upon a change in control. The covered executives include the named executive officers of the Company. In general, a “qualifying termination” means a termination of employment under the following circumstances: (i) an involuntary termination of the participant’s employment by the Company for reasons other than for cause (as defined in the Plan); or (ii) a voluntary termination by the participant for good reason (as defined in the Plan). Generally, a “change in control” is deemed to have occurred upon: (a) the acquisition of 50% or more of the Company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family that founded the Company); (b) a majority of the members of the Board of Directors of the Company as of August 1, 2009 (or directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; and (iii) the consumation of a reorganization, merger, consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other diposition of more than 40% of the Company’s or the relevant business unit’s assets. Plan participants must enter into a Confidentiality and Loyalty Agreement containing noncompetition provisions as a condition of participating in the Plan and execute a general release of claims as a condition to receiving severance benefits under the Plan. The Plan will have an initial three-year irrevocable term from August 1, 2009 through July 31, 2012 and provides for automatic successive one-year renewals thereafter. The Plan will automatically renew for two years upon a change in control.

The severance benefits under the Plan are determined based on the relevant status of the participant as either a Tier I Executive (the Chairman and Chief Executive Officer) or a Tier II Executive (other members of the Company’s senior leadership team, including the other named executive officers of the Company). Under the Plan, upon a termination of employment qualifying a participant for severance, Tier I and Tier II Executives are entitled to receive: (a) a lump-sum cash payment of any unpaid amounts owed to the participant; (b) an amount, paid as continuation of pay, equal to a multiple of the participant’s (i) annual salary and (ii) target bonus opportunity in the year of termination (the multiple is 2 for Tier I Executives and 1.5 for Tier II Executives); (c) a lump-sum, cash payment of that year’s bonus adjusted on a prorata basis based on time worked during the bonus plan year; and (d) certain outplacement services. In addition, the participant’s medical insurance coverage will continue for prescribed periods. If the relevant termination of employment occurs within two years of a change in control, then among other things the multiple for severance payments is increased to 3 for Tier I Executives and to 2 for Tier II Executives.

Upon a qualifying termination of employment that is not in connection with a change in control, all outstanding and unvested long-term incentives granted to a participant during the calendar year in which the termination occurs are forfeited by the participant. All other outstanding and unvested long-term incentives are treated as follows: (i) unvested stock options vest on a pro rata basis (based on the length of service compared to the vesting period); (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time vest on a pro rata basis; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals, are paid on a pro rata basis based on actual performance determined at the end of the respective performance periods.

In general, upon a change in control, a participant’s long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of one or more performance goals are paid out at the target amount, adjusted on a pro rata basis based on the time the participant was employed during the relevant performance period. However, if the change in control is the result of a sale of the Company’s or a relevant business unit’s assets, then a participant will only receive such treatment with respect to his or her long-term incentive awards if the participant experiences a qualifying termination (as defined in the Plan) within 24 months of such change in control.

In general, a participant’s award agreement may provide for benefits more favorable than those provided by the Plan, in which case the participant is entitled to those more favorable benefits.

Subject to certain limitations, if payments made to a participant in connection with a change in control would subject the participant to an excise tax under Internal Revenue Code Section 4999, then the Company will make an additional payment to the participant equal to (i) the amount of the excise tax and (ii) any additional taxes, interest and penalties that become payable by the participant as a result of the receipt of the additional payment. However, if a participant’s change in control payments are less than 110% of what could be paid to the participant without imposition of the excise tax, then the participant’s change in control payments will be capped at the amount that will avoid imposition of the excise tax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: July 13, 2009	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary